Exhibit 99.1

Investor Contact:
Vitacost.com
Kathleen Reed
Director of Investor Relations
561.982.4180

ICR, Inc.
John Mills
Senior Managing Director
310.954.1105

Vitacost.com, Inc. Receives NASDAQ Notification Letter

BOCA RATON, Fla., May 23, 2011– Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer and direct marketer of health and wellness products, announced today that the Company received an additional letter from The NASDAQ Stock Market (“NASDAQ”) indicating that the Company is not in compliance with Listing Rule 5250(c)(1) due to the delinquent filing of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 (the “Quarterly Report”).

As previously announced, on December 21, 2010, the Company received a letter from NASDAQ indicating that the NASDAQ staff had determined that continued listing of the Company’s securities on The NASDAQ Stock Market was no longer warranted.  The Company timely appealed the Staff determination, and requested a hearing before a NASDAQ Hearings Panel (the “Panel”), which was held on February 3, 2011.  On February 28, 2011, the Company received written notice that the Panel had determined to grant the request of the Company to remain listed on The NASDAQ Stock Market, subject to certain conditions.

The Additional Staff Determination Letter, which the Company expected, advised that the Panel will consider the Company’s failure to timely file the Quarterly Report in their decision regarding the continued listing of the Company’s securities on The NASDAQ Stock Market.  The Company has until May 25, 2011 to present its views with respect to this additional deficiency to the Panel.  The Company intends to respond to the request in a timely manner.

About Vitacost.com, Inc.

Vitacost.com, Inc. (NASDAQ: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com, as well as through its catalogs. Vitacost.com, Inc. strives to offer its customers the broadest product selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements made herein, which include statements regarding the Company’s plan to regain compliance with NASDAQ’s listing requirements, involve known and unknown risks and uncertainties, which may cause the Company’s actual results in current or future periods to differ materially from future results.  Those risks and uncertainties include, among other things, the current global economic downturn or recession; difficulty expanding its manufacturing and distribution facilities; significant competition in its industry; unfavorable publicity or consumer perception of its products on the Internet; the incurrence of material product liability and product recall costs; inability to defend intellectual property claims; costs of compliance and its failure to comply with government regulations; its failure to keep pace with the demands of customers for new products; disruptions in its manufacturing system, including information technology systems, or losses of manufacturing certifications; the lack of long-term experience with human consumption of some of its products with innovative ingredients; and costs associated with stockholder litigation.  Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Registration Statement on Form S-1, as amended, filed in connection with the company’s initial public offering as well as the Company’s Form 10-K filed for the full year ended December 31, 2009.